MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Certified Public Accountants and Consultants

Report of Independent Registered Public Accounting Firm

1199 South Fairway Drive, 2nd Floor Walnut California 91789

PO Box 3949

City of Industry, California 91744

(909) 594-2713 Fax: (909) 594-2357

www.mswft.com

To the Board of Directors

CityCaps Information Technology Co., Ltd.

We have audited the accompanying consolidated balance sheet of CityCaps Information Technology Co., Ltd. as of June 30, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from inception (January 1, 2004) to June 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CityCaps Information Technology Co., Ltd. as of June 30, 2004, and the results of its operations and its cash flows for period from inception (January 1, 2004) to June 30, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

August 19, 2004

Walnut, California

CITYCAPS INFORMATION TECHNOLOGY CO., LTD. CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2004

ASSETS

CURRENT ASSETS:
	Cash	$32,861
	Other receivables	2,722
	Prepaid expenses	7,099
	Due from related party	24,080
	Total current assets	66,762

EQUIPMENT, net		30,781

	Total assets	$97,543
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
	Other payables	$796
	Accrued liabilities	22,653
	Other payables - related party	56,375
	Payroll taxes payable	1,878
	Total current liabilities	81,702

SHAREHOLDERS' EQUITY:
	Registered capital	261,873
	Registered capital contribution receivable	(169,115)
	Retained earnings (deficit)	(76,917)
	Total shareholders' equity	15,841
	Total liabilities and shareholders' equity	$97,543

The accompanying notes are an integral part of this statement.

CITYCAPS INFORMATION TECHNOLOGY CO., LTD. CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2004) TO JUNE 30, 2004

REVENUE	$33,746

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	110,646

LOSS FROM OPERATIONS	(76,900)

OTHER INCOME	(17)

LOSS BEFORE INCOME TAX	(76,917)

INCOME TAXES	-

NET LOSS	$(76,917)

The accompanying notes are an integral part of this statement.

CITYCAPS INFORMATION TECHNOLOGY CO., LTD. CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY FOR THE PERIOD FROM INCEPTION (JANUARY 1, 2004) TO JUNE 30, 2004

							Registered
	Registered		Statutory		Retained		capital
	capital		reserves		earnings		receivable	Totals

BALANCE, from inception	$-		$-		$-		$-	$-

Contributed capital	261,873							261,873
Contributed capital receivable							(169,115)	(169,115)
Net loss					(76,917)			(76,917)

BALANCE, June 30, 2004	$261,873	$	$ -	$	$(76,917)	$	$(169,115)	$$15,841

The accompanying notes are an integral part of this statement.

CITYCAPS INFORMATION TECHNOLOGY CO., LTD CONSOLIDATED STATEMENT OF CASH FLOWS FROM INCEPTION (JANUARY 1, 2004) TO JUNE 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(76,917)
(Increase) decrease in assets:
	Other receivables	(2,722)
	Prepaid expenses	(7,099)
	Due from related party	(24,080)
Increase (decrease) in liabilities:
	Other payables	796
	Accrued liabilities	22,653
	Advances from customers	56,375
	Payroll taxes payable	1,878
	Net cash used in operating activities	(29,116)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of equipment		(30,781)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from registered capital		92,758

INCREASE IN CASH		32,861

CASH, beginning of year		-

CASH, end of year		$32,861

The accompany notes are integral part  of this statement.

CITYCAPS INFORMATION TECHNOLOGY CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

Background

CITYCAPS Information Technology Co., Ltd (referred to as CITYCAPS or the Company) was established in Shanghai, People’s Republic of China (referred to as PRC) by foreign individuals as a wholly owned foreign enterprise (WFOE) on December 16, 2003. CITYCAPS was classified as a Foreign Invested Enterprise (FIE) in the PRC and is subject to the FIE laws of the PRC.  CITYCAPS is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under state laws in the United States of America.  The Articles of Association provides for a 20 year term with registered capital of RMB1,157,000 or approximately USD$140,000.

As of June 30, 2004, CITYCAPS was owned 60% by Mr. Henry Liu and 40% by Mr. Xinnong Yang and they contributed registered capital of approximately USD$90,000. On July 15, 2004, Mr. Michael Zuliani and Mr. Herb Sider as foreign individuals acquired 35.74% of the ownership in CITYCAPS from Mr. Henry Liu and Mr. Xinnong for $50,000 which was contributed to the Company to make up the total registered capital of approximately $140,000.

Business structure

CITYCAPS operates two business divisions, (1) the wireless data communication business and (2) the wireless value-added consumer service. The wireless value-added consumer service is conducted through its variable interest entity, for which the Company is the primary beneficiary, Navitone (Shanghai) Information Technology Co., Ltd (referred to as SHANGHAI NAVITONE).

SHANGHAI NAVITONE is considered a variable interest entity under FASB Interpretation number 46(R), “Consolidation of Variable Interest Entities”, which requires consolidation of business enterprises of variable interest entities which meet certain characteristics.  SHANGHAI NAVITONE was established on April 2, 2004 and CITYCAPS is the primary beneficiary of SHANGHAI NAVITONE business operations and qualifies to be consolidated under FIN 46(R).

The accompanying consolidated financial statements include the results of operations of the Company and the variable interest entity, SHANGHAI NAVITONE.

Nature of operations

CITYCAPS principally engages in software development, providing software licenses and wireless value-added services in mobile resource management, logistics applications, and asset tracking and monitoring using a wireless communication net work. In addition CITYCAPS integrates mobile technology, wireless data communication, GIS (Geography Information System) technology, and internet support to provide customers with all levels of complete, accurate end-to-end mobile management services and logistic solutions.

The business in which the Company is engaged in is subject to a number of industry-specific risk factors, including, but not limited to, dependence on mobile network operators, rapid development of the market, large number of competitors, and evolving regulatory environment.

In order to comply with laws and regulations in the PRC that prohibit or restrict foreign ownership of companies that provide value-added telecommunications services, CITYCAPS has established SHANGHAI NAVITONE which is legally owned by two Chinese citizens who are the mother and brother of Mr. Xinnong Yang, CEO of CITYCAPS.  CITYCAPS will be conducting substantially all of its future business operations through SHANGHAI NAVITONE. CITYCAPS does not hold any direct ownership interest in SHANGHAI NAVITONE. SHANGHAI NAVITONE was established in Shanghai, People’s Republic of China as a Chinese limited liability company on April 2, 2004.

On August 9, 2004, SHANGHAI NAVITONE entered into an agreement with China Unicom Co., Ltd. to value-added mobile communication services to customers of China Unicom Co., Ltd.  This agreement expires on March 31, 2005.  In order to service the customers of China Unicom Co., Ltd., SHANGHAI NAVITONE and CITYCAPS have entered into various operating agreements including trademark, domain name and software license agreements and exclusive technical consulting and services agreements, where SHANGHAI NAVITONE has the exclusive right to use certain domain names and registered trademarks owned by the Company, and the Company is the exclusive provider of technical and other services to SHANGHAI NAVITONE.

In return, SHANGHAI NAVITONE is required to pay the Company licensing and service fees for the use of each domain name, trademark and technical and consulting services received. The technical and consulting service fees can be, and are, adjusted at the Company’s discretion depending on the quantity and level of services provided. These operating agreements further provide that the Company will guarantee SHANGHAI NAVITONE’s performance on third party contracts and agreements entered into by SHANGHAI NAVITONE in the normal course of business.  The agreements also restrict the ability of SHANGHAI NAVITONE to conduct any transactions that may materially affect their assets, obligations, rights, or operations without the consent of the Company. These transactions would include the sale of assets, incurrence of debt or guarantees, declaration of dividends, or assignments of rights.

Basis of presentation

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. All transactions and balances between the Group’s businesses have been eliminated upon consolidation.

The consolidated financial statements include the financial statements of the Company and its variable interest entity, SHANGHAI NAVITONE.

In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46(R)), which requires the consolidation of certain variable interest entities, as defined.

Nature of operations

FIN No. 46(R) is effective for all nonpublic entities immediately to variable interest entities or potential variable interest entities created after December 31, 2003.  The Company has elected to apply FIN 46(R) and consolidate its variable interest entity since its inception.

Foreign currency translation

The reporting currency of the Company is US dollar.  The Company uses their local currency, Renminbi, as their functional currency.  Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity.

Revenue recognition

The Company recognizes revenue for providing software license and services based on Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended and modified by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." SOP 98-9 modified SOP 97-2 by requiring revenue to be recognized using the "residual method" if certain conditions are met.  Revenues are recognized based on the residual method when an agreement has been signed by both parties, the fees are fixed or determinable, collection of the fees is probable, and delivery of the service has occurred and no other significant obligations remain.

The majority of the Company’s future revenues will be derived from wireless value-added services provided to the users of China Unicom’s mobile communication network.  The Company contracts with the mobile operators for the transmission of these wireless services as well as for billing and collection services. The Company measures its revenues based on the total amount paid by its customers for services rendered, for which the mobile operators will bill and collect on the Company’s behalf. For these billing and collection services, the mobile operators retain a fixed percentage fee, which is reflected as a cost of services in the financial statements. The Company has assessed its relationship with the mobile operators and the terms of the fee arrangement under Emerging Issue Task Force Issue No 99-19, and has concluded that reporting the gross amounts billed to its customers are appropriate.

Equipment, net

Equipment is recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets which is five years.  Depreciation expense for the period ending June 30, 2004 amounted to $788.

Maintenance, repairs and minor renewals are charged directly to expense as incurred.  Major additions and betterment to property and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired.  The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations.

The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.  As of June 30, 2004, the Company expects these assets to be fully recoverable.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent.  Actual results could differ from these estimates.

Recently issued accounting pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149").  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities."  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China.  Total cash in state-owned banks at June 30, 2004 amounted to $28,056 of which no deposits are covered by insurance.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Credit risk

The Company will depend on the billing system of mobile operators to charge the mobile phone users through mobile phone bills and collect payments from users. The Company generally will not require collateral for its accounts receivable.

Financial instruments

Statement of Financial Accounting Standards No. 107 ("SFAS 107"), “Disclosures About Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying amount of accounts receivable, accounts payable, and other items included on the accompanying balance sheets approximate their fair value due to their short-term nature.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities.  Provision for income taxes consist of taxes currently due plus deferred taxes.  There are no deferred taxes at June 30, 2004.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settles.  Deferred tax is charges or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).  Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply.  CITYCAPS enjoys a preferential income tax rate of 15% as it is registered in Pudong New District, Shanghai, pursuant to a local practice.

The Company’s variable interest entity, SHANGHAI NAVITONE is not subject to income tax but is subject to 4% tax on revenue, as defined for tax purposes. Such amounts are accrued for as a reduction to revenues.

The Company is also subject to business taxes of 5% on the provision of taxable services, which includes services provided to customers and in certain instances to the variable interest entity. All business taxes paid are accrued for as a reduction of revenues.

No provision for income taxes has been provided for as the Company has incurred losses since inception.

Product development expenses

Product development expenses consist primarily of compensation and related costs for employees associated with the development and programming of software products.

The Company accounts for product development costs under SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” and would capitalize, if criteria under SOP 98-1 were met, material direct costs of materials and services consumed in development or obtaining internal-use computer software during the application development stage, Cost incurred in the enhancement of the Company’s existing products and services are charged to product development expense as incurred. To date, no costs have met the criteria for capitalization and hence none have been capitalized.

Note 2 - Reserves and dividends

The Company is required to make the following reserves from profits.  However as of June 30, 2004, the Company has generated operating losses and thus no statutory reserves were recorded during this period.

Reserves

The laws and regulations of the People’s Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory Reserves include the surplus reserve fund, the enterprise expansion fund and the staff and workers’ bonus and welfare fund.

Statutory reserve fund

The Company is required to reserve certain percentage of statutory reserve fund before distribution of any dividend to shareholders, for each year ended. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Staff and Workers’ Bonus and Welfare fund

The company is required to transfer 5% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory staff and workers’ bonus and welfare fund. This fund can only be utilized on capital items for the collective benefits of the Company’s employees such as construction of dormitories, cafeteria facilities and other staff welfare facilities. This fund is non-distributable other than upon liquidation.  The transfer to this fund must be made before distribution of any dividend to shareholders.

Enterprise expansion fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the business.  There is no minimum contribution required to be contributed to the enterprise fund.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by the Chinese joint ventures.  Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Note 3 – Retirement benefit plans

Regulations in the PRC require the Company to contribute on behalf of all permanent employees to a defined contribution retirement plan, unemployment insurance, health insurance and house accumulation fund.  The Company is required to provide housing for their employees or to contribute to the local government’s “House Accumulation Fund”.  These funds will be used to by qualified employees to fund their purchase of housing.  The contribution for the above benefits is based upon an annual percentage of the employees qualifying wages and the total contribution percentage is 43.5% at June 30, 2004.  Once the Company has made its contribution the Company has no other obligation to monitor the funds.  The contribution made to these funds for the period ended June 30, 2004 amounted to $10,909.

Note 4 – Related party transactions

The receivable of $24,080 is due from Xinnong Yang, CEO of CITYCAPS. This money has been deposited in the CEO’s personal bank account in the United States to be used for the payment of expenses incurred in the United States as CITYCAPS does not have any US bank accounts opened at this time.

The other payable of $56,325 consisted of advances from Mr. Xinnong Yang, CEO of CITYCAPS, to pay for operating expenses of the Company. This is a short-term loan and non-interest bearing and no due date for repayment.

Note 5 – Registered capital

Registered Capital represents the consolidated approved registered capital of CITYCAPS AND SHANGHAI NAVITONE.  The capital contribution receivable represents amounts due from the shareholders to the companies for their initial registered capital contributions.  CITYCAPS’S approved registered capital is approximately USD$140,000 and SHANGHAI NAVITONE's registered capital is approximately USD$121,000. According to the company law of the PRC, a company has to contribute the full amount of their registered capital within 2 years of the company's business license approval. As of June 30, 2004, the Company’s registered capital consisted of the following:

			SHANGHAI
		CITYCAPS	NAVITONE	TOTALS
Total registered capital		$140,873	$121,000	$261,873
Registered capital recievable		(50,036)	(119,079)	(169,115)
	Totals	$90,837	$1,921	$92,758

Note 6 – Subsequent event

On August 16, 2004, the shareholders of the Company signed an acquisition agreement to sell their interests in CITYCAPS Information Technology Co., Ltd. to World Wide Web, Inc., a Nevada corporation in exchange for stock in World Wide Web, Inc. (referred to as WWWB).  WWWB is a publicly traded company on the Over the Counter Bulletin Board (OTCBB) under the trading symbol WWWB.

A total of 13,253,201 of common stock will be issued with 10,000,000 shares to CITYCAPS and its shareholders and will be appointed as officers and Board of Directors as follows:

		No. of Shares	WWWB		CityCaps
Henry Liou		3,084,750	Treasurer	Board Member
Xinnong Yang		2,056,500	Vice President	Board Member	President/Board Member
Michael Zuliani		2,370,625	Chief Executive Officer
Herb Sider		488,125	President and Secretary	Board Member
CityCaps		2,000,000
	Total	10,000,000

This agreement is contingent upon both companies meeting different requirements.  However this agreement becomes not effective if the Securities and Exchange Commission of the United States disapproves any part of this acquisition by WWWB.

During August, 2004, SHANGHAI NAVITONE entered into a Value-added Mobile Services Partnership Agreement with China Unicom Co., Ltd. China Unicom Co., Ltd is a telecom operation corporation approved by authorities of Ministry of Information Industry of the State Council, PRC. It provides basic telecom services and value-added telecom services to the publics nationwide. According to this agreement, China Unicom agrees to provide SHANGHAI NAVITONE with paid services of communication channels and its resource of net work users and also provides SHANGHAI NAVITONE with paid services of access service, customer service, fees calculating system and business support system.  SHANGHAI NAVITONE agrees to utilize China Unicom’s mobile communication network and data service platform to provide customers with value-added mobile services.